EXHIBIT 3.4 TO FORM 10-QSB


                             NOTE PURCHASE AGREEMENT



         This Note Purchase Agreement ("Agreement") entered into this ____ day of _______, 1993, by and between Patrick A. Luckett ("Luckett"), Phy.Med., Inc., a Texas corporation ("PhyMed") and the Employee Stock Ownership Plan of Phy.Med., Inc. ("ESOP")


                              W I T N E S S E T H:


         WHEREAS, the ESOP has agreed to purchase 300 shares of PhyMed stock from Luckett for the purchase price $1,200,000.00;

         WHEREAS, the ESOP has agreed to pay Luckett such purchase with $400,000.00 in cash and an $800,000.00 Note of even date herewith;

         WHEREAS, PhyMed deemed it in its best interest to purchase the ESOP Note on or after 5 years from the date hereof.

         For  and  in  consideration  of  the  covenants,   representations  and
warranties set forth herein, Luckett, PhyMed and the ESOP hereby agrees as follows:

         16. PhyMed hereby agrees that it shall purchase from Luckett the ESOP Note from Luckett, upon the terms as set forth herein.

         17. The purchase price for the Note shall be the amount of the outstanding principal balance of the Note on the date of notice by Luckett to PhyMed exercising its rights pursuant to this Agreement, as set forth hereinbelow.

         18. Luckett shall have the right to require that PhyMed purchase the Note for the purchase price set forth above on or after 5 years, but before the expiration of 6 years, from the date of the Agreement, upon written notice to PhyMed. Such notice shall be by certified mail, return receipt requested addressed to the President of PhyMed at its the current principal business address.

         19. Upon receipt of notice by PhyMed, that Luckett is exercising his rights pursuant to this Agreement, PhyMed shall have 30 days from the date of such notice to close the transaction contemplated herein and pay the purchase price for the Note.

         20. Both parties agree to execute any and all documentation necessary to consummate the closing of the purchase of the Note as contemplated herein.


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         21.      This Agreement is performable in Dallas,  Dallas County, Texas and shall be construed according to the laws of the State of Texas.



                                                   /s/ Patrick A. Luckett
                                            ------------------------------------
                                         PATRICK A. LUCKETT

                       PHY.MED., INC.



                                         By:      /s/ George C. Barker
                                            ------------------------------------
                                               GEORGE C. BARKER, President

                                         EMPLOYEE STOCK OWNERSHIP OF
                       PHY.MED., INC.


                                         By:     /s/ George C. Barker
                                            ------------------------------------
                                               GEORGE C. BARKER, Trustee
                                         (Executed for the purpose of consenting
                                         to the Sale of the ESOP)













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